Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Keith Buettner +1 (724) 772-1531
	houston.spencer@xylem.com	keith.buettner@xylem.com

Xylem Reports Fourth Quarter and Full Year 2025 Results

Fourth-Quarter Highlights
•Orders of $2.4 billion, up 9% on a reported basis and 7% organically
•Revenue of $2.4 billion, up 6% on a reported basis and 4% organically
•Earnings per share of $1.37, up 2%; $1.42 on an adjusted basis, up 20%

Full-Year Highlights
•Revenue of $9.0 billion, up 6% on a reported basis and 5% organically
•Earnings per share of $3.92, up 7%; $5.08 on an adjusted basis, up 19%
•Initiating 2026 full-year revenue guidance of $9.1 to $9.2 billion, up 2% to 4% organically, and adjusted earnings per share of $5.35 to $5.60

Washington, D.C., February 10, 2026 -- Xylem Inc. (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported fourth-quarter and full-year 2025 results. The Company’s fourth-quarter revenue of $2.4 billion was driven by strong execution. Fourth-quarter adjusted earnings per share were up 20% driven by productivity and price.

“The team delivered an exceptionally strong fourth quarter, capping a year of solid execution and transformation across Xylem,” said Matthew Pine, Xylem’s CEO. “We achieved record full-year revenue, adjusted EBITDA margin, and adjusted EPS, supported by broad-based demand across our largest end markets. Healthy organic revenue and orders growth gave us solid momentum coming into 2026.”

“Xylem’s transformation continues to strengthen the quality of our earnings and position us for sustainable, profitable growth. In 2026, we expect resilient underlying demand as we sharpen our focus on simplifying the product portfolio to deliver essential technologies that help customers address their biggest water challenges. We remain confident in both our 2026 outlook and our ability to execute against our long-term framework.”

Net income attributable to Xylem for the quarter was $335 million, or $1.37 per share. Net income margin decreased 50 basis points to 14.0 percent. These results are driven by strong operational performance and a reduction in the estimated loss on sale of businesses, partially offset by increased restructuring and realignment costs. Adjusted net income attributable to Xylem was $348 million, or $1.42 per share, which excludes the loss on sale of businesses, purchase accounting intangible amortization, restructuring and realignment costs, and special charges.

Fourth-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 23.2 percent, reflecting a year-over-year increase of 220 basis points. Productivity savings and strong price realization drove the margin expansion, exceeding the impact of inflation, lower volumes, and tariffs.

The Board of Directors of Xylem has declared a first-quarter dividend of $0.43 per share, an increase of 8 percent. The dividend is payable on March 24, 2026, to shareholders of record as of February 24, 2026.

Outlook

Xylem forecasts full-year 2026 revenue of approximately $9.1 to $9.2 billion, up approximately 1 to 3 percent on a reported basis and up approximately 2 to 4 percent on an organic basis.

Full-year 2026 adjusted EBITDA margin is expected to be approximately 22.9 to 23.3 percent, an increase of 70 to 110 basis points from Xylem’s 2025 adjusted results. Full-year free cash flow margin is expected to be approximately 10.2 to 11 percent.

Further 2026 planning assumptions are included in Xylem’s fourth-quarter 2025 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Supplemental information on Xylem’s fourth-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 22,000 employees delivered revenue of $9 billion in 2025, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “outlook,” “forecast,” “likely,” “believe,” “target,” “goal,” “objective,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition, results of operations, and any forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, availability of funding for customers, inflation and governments’ related monetary policy in response, and the strength of the real estate markets, on economic activity and our operations; geopolitical matters, including nationalism, protectionism and anti-global sentiment, volatility involving the U.S. and other governments, ongoing, escalation or outbreak of international conflicts, and regulatory, trade protection, economic and other risks associated with our global sales and operations; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, labor shortages, trade agreements, tariffs, and other trade protection measures, and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents, data breaches, or other disruptions of information technology systems on which we or our customers rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including semiconductors or other key components; operational disruptions at our facilities or that of third parties upon which we rely; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including as respects performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain, compete for and attract leadership, other key talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around productivity, simplification, restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability efforts and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; failure to comply with, or changes in, laws or regulations, pertaining to our business conduct, operations, products and services, including anti-corruption, artificial intelligence, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability efforts, plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC or other regulatory authorities, and are not intended to create legal rights or obligations. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on: standards for measuring progress that are still developing; internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2025	2024	2023
Revenue from products	$7,472	$7,095	$6,291
Revenue from services	1,563	1,467	1,073
Revenue	9,035	8,562	7,364
Cost of revenue from products	4,459	4,250	3,817
Cost of revenue from services	1,101	1,100	830
Cost of revenue	5,560	5,350	4,647
Gross profit	3,475	3,212	2,717
Selling, general and administrative expenses	1,923	1,911	1,757
Research and development expenses	226	230	232
Restructuring and asset impairment charges	103	62	76
Operating income	1,223	1,009	652
Interest expense	(29)	(44)	(49)
Gain on remeasurement of previously held equity interest	—	152	152
Other non-operating income, net	18	16	33
Loss on sale of businesses	(31)	(46)	(1)
Income before taxes	1,181	1,087	635
Income tax expense	(231)	(197)	(26)
Net income	950	890	609
Net loss attributable to non-controlling interests	7	—	—
Net income attributable to Xylem	$957	$890	$609
Earnings per share:
Basic	$3.93	$3.67	$2.81
Diluted	$3.92	$3.65	$2.79
Weighted average number of shares:
Basic	243.4	242.6	217.0
Diluted	244.0	243.5	218.2

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,479	$1,121
Receivables, less allowances for discounts, returns and credit losses of $68 and $59 in 2025 and 2024, respectively	1,759	1,668
Inventories	983	996
Prepaid and other current assets	244	236
Assets held for sale	176	77
Total current assets	4,641	4,098
Property, plant and equipment, net	1,159	1,152
Goodwill	8,332	7,980
Other intangible assets, net	2,272	2,379
Other non-current assets	1,230	884
Total assets	$17,634	$16,493
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,013	$1,006
Accrued and other current liabilities	1,237	1,271
Short-term borrowings and current maturities of long-term debt	534	38
Liabilities held for sale	72	21
Total current liabilities	2,856	2,336
Long-term debt, net	1,408	1,978
Accrued post-retirement benefit obligations	317	304
Deferred income tax liabilities	405	497
Other non-current accrued liabilities	899	496
Total liabilities	5,885	5,611
Commitment and Contingencies (Note 20)
Redeemable non-controlling interest	258	235
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 259.9 and 259.2 shares in 2025 and 2024, respectively	3	3
Capital in excess of par value	8,759	8,687
Retained earnings	3,706	3,140
Treasury stock – at cost 16.3 shares and 16.2 shares in 2025 and 2024, respectively	(768)	(753)
Accumulated other comprehensive loss	(220)	(435)
Total stockholders’ equity	11,480	10,642
Non-controlling interest	11	5
Total equity	11,491	10,647
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$17,634	$16,493

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2025	2024	2023
Operating Activities
Net income	$950	$890	$609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	267	258	193
Amortization	308	304	243
Deferred income taxes	(35)	(36)	(79)
Share-based compensation	53	56	60
Restructuring and asset impairment charges	103	62	76
Loss from sale of businesses	31	46	1
Gain on remeasurement of previously held equity interest	—	(152)	—
Other, net	5	4	—
Payments for restructuring	(82)	(32)	(30)
Contributions to post-retirement benefit plans	(26)	(25)	(25)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(55)	(107)	(87)
Changes in inventories	23	(41)	41
Changes in accounts payable	(22)	64	22
Changes in accrued liabilities	(69)	17	(4)
Changes in accrued and deferred taxes	—	14	(109)
Changes in long term receivables	(146)	(37)	1
Net changes in other assets and liabilities	(64)	(22)	(75)
Net Cash — Operating activities	1,241	1,263	837
Investing Activities
Capital expenditures	(331)	(321)	(271)
Proceeds from the sale of property, plant and equipment	17	4	1
Acquisitions of businesses, net of cash acquired	(163)	(193)	(476)
Proceeds from sale of businesses, net of cash disposed	49	11	105
Cash received from investments	8	6	1
Cash paid for investments	(42)	(11)	(1)
Cash paid for equity investments	(7)	(6)	(57)
Cash received from interest rate swaps	—	—	38
Cash received from cross-currency swaps	35	29	28
Cash paid for asset acquisition	(37)	—	—
Other, net	—	(1)	4
Net Cash — Investing activities	(471)	(482)	(628)
Financing Activities
Short-term debt issued, net	1	—	—
Short-term debt repaid	—	(268)	—
Long-term debt issued, net	—	1	278
Long-term debt repaid, net	(82)	(17)	(160)
Repurchase of common stock	(15)	(20)	(25)
Proceeds from exercise of employee stock options	20	67	62
Dividends paid	(391)	(350)	(299)
Other, net	(34)	(28)	(13)
Net Cash — Financing activities	(501)	(615)	(157)
Effect of exchange rate changes on cash	90	(53)	23
Increase in cash classified within assets held for sale	(12)	(11)	—
Decrease in cash classified within assets held for sale	11	—	—
Cash classified within assets held for sale	(1)	(11)	—
Net change in cash and cash equivalents	358	102	75
Cash and cash equivalents at beginning of year	1,121	1,019	944
Cash and cash equivalents at end of year	$1,479	$1,121	$1,019
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$61	$67	$69
Income taxes (net of refunds received)	$267	$219	$211

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, gain on remeasurement of previously held equity interest, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
"Free Cash Flow Margin" defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)					(As Adjusted - Organic)				Constant Currency
		(A)	(B)			(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2025 v. 2024	% Change 2025 v. 2024	Book-to-Bill	Acquisitions/ Divestitures	FX Impact	Change Adj. 2025 v. 2024	% Change Adj. 2025 v. 2024
	2025	2024

Year Ended December 31
Xylem Inc.	8,904	8,730	174	2%	99%	30	(65)	139	2%	1%
Water Infrastructure	2,672	2,727	(55)	(2)%	101%	60	(35)	(30)	(1)%	(3)%
Applied Water	1,893	1,824	69	4%	102%	—	(15)	54	3%	3%
Measurement and Control Solutions	1,873	1,672	201	12%	90%	(30)	(14)	157	9%	11%
Water Solutions and Services	2,466	2,507	(41)	(2)%	100%	—	(1)	(42)	(2)%	(2)%

Quarter Ended December 31
Xylem Inc.	2,391	2,196	195	9%	100%	10	(45)	160	7%	7%
Water Infrastructure	691	691	—	0%	92%	15	(22)	(7)	(1)%	(3)%
Applied Water	474	442	32	7%	100%	—	(10)	22	5%	5%
Measurement and Control Solutions	588	473	115	24%	110%	(5)	(7)	103	22%	23%
Water Solutions and Services	638	590	48	8%	100%	—	(6)	42	7%	7%

Quarter Ended September 30
Xylem Inc.	2,181	2,201	(20)	(1)%	96%	2	(27)	(45)	(2)%	(2)%
Water Infrastructure	683	700	(17)	(2)%	104%	15	(13)	(15)	(2)%	(4)%
Applied Water	445	437	8	2%	98%	—	(6)	2	—%	—%
Measurement and Control Solutions	446	386	60	16%	85%	(13)	(5)	42	11%	14%
Water Solutions and Services	607	678	(71)	(10)%	96%	—	(3)	(74)	(11)%	(11)%

Quarter Ended June 30
Xylem Inc.	2,174	2,087	87	4%	94%	13	(23)	77	4%	3%
Water Infrastructure	672	690	(18)	(3)%	103%	16	(12)	(14)	(2)%	(4)%
Applied Water	488	465	23	5%	101%	—	(5)	18	4%	4%
Measurement and Control Solutions	437	384	53	14%	81%	(3)	(5)	45	12%	13%
Water Solutions and Services	577	548	29	5%	92%	—	(1)	28	5%	5%

Quarter Ended March 31
Xylem Inc.	2,158	2,246	(88)	(4)%	104%	5	30	(53)	(2)%	(3)%
Water Infrastructure	626	646	(20)	(3)%	108%	14	12	6	1%	(1)%
Applied Water	486	480	6	1%	112%	—	6	12	3%	3%
Measurement and Control Solutions	402	429	(27)	(6)%	82%	(9)	3	(33)	(8)%	(6)%
Water Solutions and Services	644	691	(47)	(7)%	114%	—	9	(38)	(5)%	(5)%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2025 v. 2024	% Change 2025 v. 2024	Acquisitions/ Divestitures	FX Impact	Change Adj. 2025 v. 2024	% Change Adj. 2025 v. 2024
	2025	2024

Year Ended December 31
Xylem Inc.	9,035	8,562	473	6%	17	(71)	419	5%	5%
Water Infrastructure	2,636	2,555	81	3%	48	(41)	88	3%	2%
Applied Water	1,849	1,793	56	3%	—	(14)	42	2%	2%
Measurement and Control Solutions	2,086	1,871	215	11%	(30)	(13)	172	9%	11%
Water Solutions and Services	2,464	2,343	121	5%	(1)	(3)	117	5%	5%

Quarter Ended December 31
Xylem Inc.	2,397	2,256	141	6%	(6)	(48)	87	4%	4%
Water Infrastructure	749	727	22	3%	4	(26)	—	—%	(1)%
Applied Water	475	454	21	5%	—	(9)	12	3%	3%
Measurement and Control Solutions	534	469	65	14%	(9)	(7)	49	10%	12%
Water Solutions and Services	639	606	33	5%	(1)	(6)	26	4%	4%

Quarter Ended September 30
Xylem Inc.	2,268	2,104	164	8%	7	(26)	145	7%	7%
Water Infrastructure	656	623	33	5%	15	(14)	34	5%	3%
Applied Water	456	447	9	2%	—	(5)	4	1%	1%
Measurement and Control Solutions	522	458	64	14%	(8)	(6)	50	11%	13%
Water Solutions and Services	634	576	58	10%	—	(1)	57	10%	10%

Quarter Ended June 30
Xylem Inc.	2,301	2,169	132	6%	11	(23)	120	6%	5%
Water Infrastructure	650	631	19	3%	19	(12)	26	4%	1%
Applied Water	483	456	27	6%	—	(6)	21	5%	5%
Measurement and Control Solutions	540	482	58	12%	(8)	(4)	46	10%	11%
Water Solutions and Services	628	600	28	5%	—	(1)	27	5%	5%

Quarter Ended March 31
Xylem Inc.	2,069	2,033	36	2%	5	26	67	3%	3%
Water Infrastructure	581	574	7	1%	10	11	28	5%	3%
Applied Water	435	436	(1)	0%	—	6	5	1%	1%
Measurement and Control Solutions	490	462	28	6%	(5)	4	27	6%	7%
Water Solutions and Services	563	561	2	0%	—	5	7	1%	1%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2025				Q4 2024
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,397	—		2,397	2,256	—		2,256
Operating Income	353	103	a	456	267	110	a	377
Operating Margin	14.7%			19.0%	11.8%			16.7%
Interest Expense	(6)	—		(6)	(9)	—		(9)
Other Non-Operating Income (Expense)	5	—		5	5	—		5
Gain on remeasurement of previously held equity interest	—	—		—	152	(152)	b	—
Gain/(Loss) from sale of businesses	16	(16)	c	—	(40)	40	c	—
Income before Taxes	368	87		455	375	(2)		373
Provision for Income Taxes	(35)	(74)	d	(109)	(49)	(37)	d	(86)
Net Income	333	13		346	326	(39)		287
Net Loss Attributable to Non-controlling Interests	2	—		2	—	—		—
Net Income Attributable to Xylem	335	13		348	326	(39)		287
Diluted Shares	244.2			244.2	243.8			243.8
Diluted EPS	$1.37	$0.05		$1.42	$1.34	$(0.16)		$1.18

	Q4 YTD 2025				Q4 YTD 2024
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	9,035	—		9,035	8,562	—		8,562
Operating Income	1,223	389	a	1,612	1,009	364	a	1,373
Operating Margin	13.5%			17.8%	11.8%			16.0%
Interest Expense	(29)	—		(29)	(44)	—		(44)
Other Non-Operating Income (Expense)	18	—		18	16	—		16
Gain on remeasurement of previously held equity interest	—	—		—	152	(152)	b	—
Gain/(Loss) from Sale of businesses	(31)	31	c	—	(46)	46	c	—
Income before Taxes	1,181	420		1,601	1,087	258		1,345
Provision for Income Taxes	(231)	(137)	d	(368)	(197)	(107)	d	(304)
Net Income	950	283		1,233	890	151		1,041
Net Loss Attributable to Non-controlling Interest	7	—		7	—	—		—
Net Income Attributable to Xylem	957	283		1,240	890	151		1,041
Diluted Shares	244.0			244.0	243.5			243.5
Diluted EPS	$3.92	$1.16		$5.08	$3.65	$0.62		$4.27

a
Quarter-to-date:
Restructuring & realignment costs: 2025 - $46 million and 2024 - $36 million
Special charges: 2025 - $2 million of acquisition, divestiture & integration costs; 2024 - $15 million of acquisition & integration costs and $6 million of other special charges Purchase accounting intangible amortization: 2025 - $55 million and 2024 - $53 million

Year-to-date:
Restructuring & realignment costs: 2025 - $133 million and 2024 - $91 million
Special charges: 2025 - $28 million of acquisition, divestiture & integration costs and $8 million of intangible asset impairment charges; 2024 - $50 million of acquisition & integration related costs and $7 million of intangible asset impairment charges
Purchase Accounting Intangible amortization: 2025 - $220 million and 2024 - $216 million

b	Gain on joint venture remeasurement as per income statement
c	Gain/(Loss) from sale of business as per income statement for all periods presented
d
Quarter-to-date: 2025 - Net tax impact on pre-tax adjustments (notes a and c) of $16 million and $58 million of other tax special benefit items, primarily deferred tax benefits from internal reorganizations; 2024 - Net tax impact on pre-tax adjustments (notes a, b and c) of $29 million and other tax special benefit items of $8 million

Year-to-date: 2025 - Net tax impact on pre-tax adjustments (notes a and c) of $85 million and other tax special benefit items of $52 million, primarily deferred tax benefits from internal reorganizations; 2024 - Net tax impact on pre-tax adjustments (notes a, b and c) of $88 million and other tax special benefit items of $19 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2025
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	169	226	227	335	957
Net Income Margin	8.2%	9.8%	10.0%	14.0%	10.6%
Depreciation	68	69	64	66	267
Amortization	77	76	78	77	308
Interest Expense (Income), net	—	3	—	(1)	2
Income Tax Expense	50	75	71	35	231
EBITDA	364	449	440	512	1,765
Share-based Compensation	12	13	12	16	53
Restructuring & Realignment	27	29	30	45	131
Special Charges	12	13	9	2	36
Loss/(Gain) from sale of business	10	—	37	(16)	31
Loss attributable to non-controlling interest	(2)	(2)	(1)	(2)	(7)
Adjusted EBITDA	423	502	527	557	2,009
Revenue	2,069	2,301	2,268	2,397	9,035
Adjusted EBITDA Margin	20.4%	21.8%	23.2%	23.2%	22.2%

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194	217	326	890
Net Income Margin	7.5%	8.9%	10.3%	14.5%	10.4%
Depreciation	61	62	68	67	258
Amortization	73	83	73	75	304
Interest Expense (Income), net	7	6	5	(2)	16
Income Tax Expense	43	53	52	49	197
EBITDA	337	398	415	515	1,665
Share-based Compensation	18	13	12	13	56
Restructuring & Realignment	15	29	11	36	91
Special Charges	16	13	7	21	57
Gain on joint venture remeasurement	—	—	—	(152)	(152)
Loss/(gain) from sale of business	5	(1)	2	40	46
Adjusted EBITDA	391	452	447	473	1,763
Revenue	2,033	2,169	2,104	2,256	8,562
Adjusted EBITDA Margin	19.2%	20.8%	21.2%	21.0%	20.6%